UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2011
Date of Report (Date of earliest event reported)

MERCER GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52660 (Commission File Number)	20-1769847 (IRS Employer Identification No.)

880-666 Burrard Street Vancouver, BC (Address of principal executive offices)	V6C 2G3 (Zip Code)

(604) 681-3130
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

On September 20, 2011, Mercer Gold Corporation (the "Company") issued a news release reporting that it has filed a notice of application against each of Rahim Jivraj, the former President, CEO and a director of the Company ("Mr. Jivraj") and Mercer Gold Corp. ("Mercer BC"), a privately held British Columbia company owned and/or controlled by Mr. Jivraj. The Company is seeking an injunction against Mr. Jivraj and Mercer BC to restrain them from interfering with the Company's activities as operator of the Guayabales Gold Project in Columbia and from interfering with the Company's rights as optionee under the Mineral Assets Option Agreement, dated for reference effective as at April 13, 2010, between the Company and Mercer BC relating to the Guayabales Gold Project, pending conclusion of arbitration.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
99.1	Press Release dated September 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MERCER GOLD CORPORATION
DATE: September 20, 2011	/s/ William D. Thomas William D. Thomas CFO, Secretary, Treasurer and a director

__________